UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2011

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

ChinaCast Education Corporation (“ChinaCast”) (Nasdaq GS:CAST), a leading post-secondary education and e-learning services provider in China, today provided clarification regarding its corporate history.

In a June 22, 2011 article about Chinese reverse merger companies listed on U.S. exchanges, Bloomberg inadvertently included ChinaCast on the list of companies in the Bloomberg China Reverse Mergers Index (CHINARTO:IND).

ChinaCast went public in May 2004 through an Initial Public Offering (“IPO”) on the Singapore Stock Exchange (“SGX”).  In December 2006, the Company was acquired through a public tender offer by Great Wall Acquisition Corporation, a special purpose acquisition corporation (“SPAC”) listed on the OTC Bulletin Board (OTC: GWAQ).  On August 10, 2007, the Company terminated its listing from the SGX and in October 2007, ChinaCast moved its listing from the OTC to the NASDAQ Global Market.

Bloomberg has since corrected the error by removing ChinaCast from the Bloomberg China Reverse Mergers Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer